UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 27, 2008

Date of Earliest Event Reported:  February 25, 2008

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14097 (Commission File Number)	36-3482074 (I.R.S. Employer Identification No.)

250 Parkway Drive, Suite 270 Lincolnshire, Illinois Krokamp 35 24539 Neumünster, Germany (Address of principal executive offices)	60069 (U.S. Zip Code)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2	Financial Information
Item 2.02	Results of Operations and Financial Condition

On February 27, 2008, Sauer-Danfoss Inc. (the “Company”) issued a press release announcing financial results for the fourth quarter and fiscal year ended December 31, 2007.  The press release also announces the financial restatement described in Item 4.02 of this Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1.

Section 4	Matters Related to Accountants and Financial Statements
Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 25, 2008, the Audit Committee of the Company’s Board of Directors, on the recommendation of management, concluded that the Company’s previously issued financial statements for the fiscal year ended December 31, 2005 (the “2005 Financials”) should no longer be relied upon and that a restatement of such financial statements is required.  The Company will be including the effects of this restatement in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

In preparing its financial statements for the fiscal year ended December 31, 2007, the Company discovered that it had incorrectly applied the foreign branch accounting rules of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“FAS 109”), when it prepared the 2005 Financials.  During 2005, the Company properly reversed a valuation allowance against deferred tax assets relating to the Company’s German tax obligations.  The Company recorded a $3.9 million tax benefit as a result of the reversal of the valuation allowance.  Pursuant to FAS 109, however, the Company should have negated the tax benefit by recording a $3.9 million deferred tax liability on its U.S. books to offset the $3.9 million deferred tax asset of the German branch.

The result of this error was that the Company understated its 2005 tax expense and therefore overstated its net income by $3.9 million in the 2005 Financials.  The Company’s restated net income for the fiscal year ended December 31, 2005 was $34.8 million and not $38.7 million, as reported in the 2005 Financials.  As a result, the Company’s earnings per share for 2005 is reduced by $0.08 per share from a reported $0.81 per share to $0.73 per share.

This accounting error did not affect the Company’s operating income or operating cash flows for 2005.

The Company’s certifications and the audit reports of its independent registered public accountant, KPMG LLP, on internal control over financial reporting for 2005 and 2006 should no longer be relied upon due to a material weakness in internal control over financial reporting related to the 2005 restatement.

The Audit Committee has discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, KPMG LLP.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

                (d)           Exhibits

                99.1         Press Release dated February 27, 2008, announcing financial results for the fourth quarter and fiscal year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE: February 27, 2008

	By:	/s/ Kenneth D. McCuskey
	Name:	Kenneth D. McCuskey
	Title:	Vice President and Chief Accounting Officer